EXHIBIT 7.01

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Ordinary Shares, par value HK$0.01 per share, of Chemspec International Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of March 31, 2011.

PRIMAVERA SPV LTD.

By:	/s/ Jie Lian
	Name:	Jie Lian
	Title:	Authorized Signatory

PRIMAVERA CAPITAL (CAYMAN) FUND I L.P.

By:	PRIMAVERA CAPITAL (CAYMAN) GP1 L.P., its General Partner

By:	PRIMAVERA (CAYMAN) GP1 LTD, its General Partner

By:	/s/ Jie Lian
	Name:	Jie Lian
	Title:	Authorized Signatory

PRIMAVERA CAPITAL (CAYMAN) GP1 L.P.

By:	PRIMAVERA (CAYMAN) GP1 LTD, its General Partner

By:	/s/ Jie Lian
	Name:	Jie Lian
	Title:	Authorized Signatory

PRIMAVERA (CAYMAN) GP1 LTD

By:	/s/ Fred Zuliu Hu
	Name:	Fred Zuliu Hu
	Title:	Director

FRED ZULIU HU

/s/ Fred Zuliu Hu
Fred Zuliu Hu